Exhibit 3.3

SECOND AMENDED AND RESTATED BYLAWS OF

SI-BONE, INC.

(A DELAWARE CORPORATION)

i

5.4	Officer Compensation	9
5.5	Term of Office; Vacancies	9
5.6	Chairman Presides	9
5.7	Absence of Chairman	9
5.8	Powers of President	9
5.9	President’s Signature Authority	9
5.10	Absence of President	9
5.11	Duties of Secretary	10
5.12	Duties of Assistant Secretary	10
5.13	Duties of Treasurer	10
5.14	Disbursements and Financial Reports	10
5.15	Treasurer’s Bond	10
5.16	Duties of Assistant Treasurer	10

ARTICLE VI CERTIFICATE OF STOCK		11
6.1	Stock Certificates	11
6.2	Facsimile Signatures	11
6.3	Lost Certificates	11
6.4	Transfer of Stock	12
6.5	Fixing a Record Date	13
6.6	Registered Stockholders	13

ARTICLE VII GENERAL PROVISIONS		14
7.1	Dividends	14
7.2	Reserve for Dividends	14
7.3	Checks	14
7.4	Fiscal Year	14
7.5	Corporate Seal	14
7.6	Indemnification	14
7.7	Conflicts with Certificate of Incorporation	16

ARTICLE VIII AMENDMENTS		16

ARTICLE IX RIGHT OF FIRST REFUSAL		16

ARTICLE X LOANS TO OFFICERS		19

ARTICLE XI RECORDS AND REPORTS		19

ii

SECOND AMENDED AND RESTATED BYLAWS

OF

SI-BONE, INC.

ARTICLE I

OFFICES

1.1 Registered Office. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

1.2 Offices. SI-BONE, Inc. (the “Company”) may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Location. All meetings of the stockholders for the election of directors shall be held in the City of Dover, State of Delaware, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the Delaware General Corporations Law (“DGCL”). Meetings of stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof, or a waiver by electronic transmission by the person entitled to notice.

2.2 Timing. Annual meetings of stockholders, commencing with the year 2008, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

2.3 Notice of Meeting. Written notice of any stockholder meeting stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

2.4 Stockholders’ Records. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (but not the electronic address or other electronic contact information) of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least fifty percent (50%) in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.6 Notice of Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall also be provided in the notice.

2.7 Business Transacted at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.8 Quorum; Meeting Adjournment; Presence by Remote Means.

(a) Quorum; Meeting Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) Presence by Remote Means. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(1) participate in a meeting of stockholders; and

(2) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.9 Voting Thresholds. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.10 Number of Votes Per Share. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote by such stockholder or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

2.11 Action by Written Consent of Stockholders; Electronic Consent; Notice of Action.

(a) Action by Written Consent of Stockholders. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, is signed in a manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent in the manner permitted by law and shall be delivered to the corporation as provided in subsection (b) below. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner provided above, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the corporation in the manner provided above.

(b) Electronic Consent. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the corporation.

(c) Notice of Action. Prompt notice of any action taken pursuant to this Section 2.11 shall be provided to the stockholders in accordance with Section 228(e) of the DGCL.

ARTICLE III

DIRECTORS

3.1 Authorized Directors. The number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

3.2 Vacancies. Unless otherwise provided in the corporation’s certificate of incorporation, as it may be amended, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

3.3 Board Authority. The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.4 Location of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

3.5 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7 Special Meetings. Special meetings of the Board of Directors may be called by the president upon notice to each director; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director. Notice of any special meeting shall be given to each director at his business or residence in writing, or by telegram, facsimile transmission, telephone communication or electronic transmission (provided, with respect to electronic transmission, that the director has consented to receive the form of transmission at the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting and shall only be deemed to be adequately delivered to the recipient upon the Company’s receipt of a confirmation sent via electronic mail or other electronic transmission or twenty-four (24) hours after a copy of such notice is sent via overnight courier. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of Article VIII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

3.8 Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and any act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing, writings, electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.10 Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or other means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

3.11 Committees. Subject to the Company’s Certificate of Incorporation then in effect, he Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these bylaws.

3.12 Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.13 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14 Removal of Directors. Unless otherwise provided by the certificate of incorporation or these bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

4.1 Notice. Unless otherwise provided in these bylaws, whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, facsimile transmission, or electronic transmission (provided, with respect to electronic transmission, that the director has consented to receive the form of transmission at the address to which it is directed).

4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

4.3 Electronic Notice.

(a) Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders and directors, any notice to stockholders or directors given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent shall be revocable by the stockholder or director by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Effective Date of Notice. Notice given pursuant to subsection (a) of this section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder or director has consented to receive notice and upon the Company’s receipt of a confirmation sent via electronic mail or other electronic transmission or twenty-four (24) hours after a copy of such notice is sent via overnight courier; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice and upon the Company’s receipt of a confirmation sent via electronic mail or other electronic transmission or twenty-four (24) hours after a copy of such notice is sent via overnight courier; (3) if by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder or director shall only be deemed to be adequately delivered to the recipient upon the Company’s receipt of a confirmation sent via electronic mail or other electronic transmission or twenty-four (24) hours after a copy of such notice is sent via overnight courier. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Form of Electronic Transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE V

OFFICERS

5.1 Required and Permitted Officers. The officers of the corporation shall be chosen by the Board of Directors and shall be a president, treasurer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice-Chairman of the Board. The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

5.2 Appointment of Required Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a president, a treasurer, and a secretary and may choose vice-presidents.

5.3 Appointment of Permitted Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.4 Officer Compensation. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

5.5 Term of Office; Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

5.6 Chairman Presides. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. he or she shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

5.7 Absence of Chairman. In the absence of the Chairman of the Board, the Vice-Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

THE PRESIDENT AND VICE-PRESIDENTS

5.8 Powers of President. The president shall be the chief executive officer of the corporation; in the absence of the Chairman and Vice-Chairman of the Board he or she shall preside at all meetings of the stockholders and the Board of Directors; he or she shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

5.9 President’s Signature Authority. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

5.10 Absence of President. In the absence of the president or in the event of his inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

5.11 Duties of Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

5.12 Duties of Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

5.13 Duties of Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

5.14 Disbursements and Financial Reports. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

5.15 Treasurer’s Bond. If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

5.16 Duties of Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

6.1 Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2 Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were still acting as such at the date of issue.

6.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.4 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(a) Notwithstanding anything to the contrary, a stockholder shall not transfer, whether by sale, gift, pledge or otherwise, Restricted Shares (as such term is defined below) to any third-party transferee unless such transfer is approved by the Board of Directors prior to such transfer, which approval may be granted or withheld in the Board of Directors’ sole and absolute discretion. For clarity, the Board of Directors may reject such transfer if the third-party transferee is a Healthcare Provider (as such term is defined below). “Restricted Shares” are shares of the corporation’s Common Stock (including Common Stock issued or issuable upon the conversion of Preferred Stock): (1) that were issued prior to or in conjunction with the approval of these bylaws and are owned by stockholders who voted in favor of the approval of these bylaws (the date of such approval, the “Approval Date”); or (2) that were issued after the Approval Date. Any purported transfer of any Restricted Shares effected in violation of this Section 6.4 shall be null and void and shall have no force or effect and the corporation shall not register any such purported transfer; provided, however, approval by the Board of Directors shall not be required to effect (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer for no consideration to one or more members of a stockholder’s Immediate Family or to a trust established by the stockholder for the benefit of the stockholder and/or one or more members of the stockholder’s Immediate Family, provided in either case that the transferee agrees in writing on a form prescribed by the corporation to be bound by all provisions of all agreements applicable to the Restricted Shares. For purposes of this Section 6.4, “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships. “Healthcare Provider” shall mean any person who has a National Provider Identifier (NPI) Number under the National Plan & Provider Enumeration System, including such person’s Immediate Family members and affiliates.

(b) Any stockholder seeking the approval of the Board of Directors of a transfer of some or all of its shares to a third-party transferee shall give written notice (the “Transfer Notice”) thereof 60 days prior to the desired transfer date to the Secretary of the corporation that shall include: (1) the name of the stockholder; (2) the proposed transfer; (3) the number of shares the transfer of which approval is thereby requested; (4) the purchase price, if any, of the shares proposed for transfer; (5) the name, address, and primary occupation or profession of the proposed transferee; (6) proof satisfactory to the corporation that the proposed sale or transfer will not violate any applicable federal, state or foreign securities laws; and (7) representations by the stockholder that (i) the proposed transferee has been made aware that the proposed transfer is non-binding until written notice is provided by the Company that the Board of Directors has approved the proposed transfer pursuant to this Section 6.4 and (ii) that the stockholder has not provided any confidential information of the Company, either orally or in writing, to the proposed transferee, unless the stockholder has obtained the prior written consent of the Company. The corporation may require the stockholder to supplement its notice with such additional information as the corporation may request. The Company shall use reasonable efforts to respond to the Transfer Notice regarding the approval or disapproval of the Board of Directors within 45 days of the receipt of the Transfer Notice; provided, however, that the Company’s failure to approve or disapprove of such transfer within such 45 day period shall not constitute an approval of such transfer.

(c) Certificates representing shares of stock issued after the Approval Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS REQUIRING APPROVAL OF THE BOARD OF DIRECTORS PURSUANT TO AND IN ACCORDANCE WITH SECTION 6.4 OF THE BYLAWS OF THE COMPANY, COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SHARES OF STOCK THAT DOES NOT COMPLY WITH SECTION 6.4 OF THE BYLAWS OF THE COMPANY.

This corporation shall take all such actions as are practicable to cause the certificates representing shares issued prior to the Approval Date that are subject to the restrictions on transfer set forth in this Section 6.4 to contain the foregoing legend.

(d) The foregoing transfer restrictions shall terminate upon the earliest to occur of the following:

(1) immediately prior to the closing of a Liquidation Event (as defined in the Company’s certificate of incorporation, as amended from time to time); or

(2) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock.

6.5 Fixing a Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.6 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

7.1 Dividends. Dividends upon the capital stock of the corporation, if any, subject to the provisions of the certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

7.2 Reserve for Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

7.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

7.5 Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.6 Indemnification. The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or a director or officer of another corporation, if such person served in such position at the request of the corporation; provided, however, that the corporation shall indemnify any such director or officer in connection with a proceeding initiated by such director or officer only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 7.6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under these bylaws, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of a person who has ceased to be a director. The corporation’s obligation to provide indemnification under this Section 7.6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director of the corporation (or was serving at the corporation’s request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by relevant sections of the DGCL. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation that alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the corporation or its stockholders.

The foregoing provisions of this Section 7.6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The Board of Directors in its sole discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he or she, his testator or intestate, is or was an officer or employee of the corporation.

To assure indemnification under this Section 7.6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the corporation that may exist from time to time, Section 145 of the DGCL shall, for the purposes of this Section 7.6, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the corporation shall be deemed to have requested a person to serve the corporation for purposes of Section 145 of the DGCL, as administrator of an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

CERTIFICATE OF INCORPORATION GOVERNS

7.7 Conflicts with Certificate of Incorporation. In the event of any conflict between the provisions of the corporation’s certificate of incorporation and these bylaws, the provisions of the certificate of incorporation shall govern.

ARTICLE VIII

AMENDMENTS

8.1 These bylaws may be altered, amended or repealed, or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

ARTICLE IX

RIGHT OF FIRST REFUSAL

9.1 In addition to the applicable restrictions set forth in Section 6.4 of Article VI hereof, no stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein (excluding, however, any Preferred Stock of the corporation and any Common Stock issued upon the conversion of such Preferred Stock), whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Article IX:

(a) Notice of Proposed Transfer. If the stockholder desires to sell or otherwise transfer any of his shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration and all other terms and conditions of the proposed transfer.

(b) Corporate Option to Purchase. For forty-five (45) days following receipt of such notice, the corporation shall have the option to purchase all or any part of the shares specified in the notice at the price and upon the terms set forth in such notice. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

(c) Stockholder Option to Purchase. In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, the corporation may, at its discretion, within forty-five (45) days of receipt of said selling stockholder’s notice, give written notice thereof to other stockholders of the corporation other than the selling stockholder. Said written notice shall state the number of shares that the corporation has elected to purchase (if any) and the number of shares remaining available for purchase (which shall be the same as the number contained in said selling stockholder’s notice, less any such shares that the corporation has elected to purchase). Each of the other stockholders shall have the option to purchase that proportion of the shares available for purchase as the number of shares owned by each of said other stockholders (calculated on an as-converted basis) bears to the total issued and outstanding shares of the corporation (calculated on an as-converted basis), excepting those shares owned by the selling stockholder. A stockholder electing to exercise such option shall, within ten (10) days after receipt of the corporation’s notice, give notice to the corporation specifying the number of shares such stockholder will purchase. Within such ten (10) day period, each of said other stockholders shall give written notice stating how many additional shares such stockholder will purchase if additional shares are available. Failure to respond in writing to the notice given by the corporation within such ten (10) day period shall be deemed a waiver of such stockholder’s right to acquire its proportionate part of the shares of the selling stockholder. In the event one or more stockholders do not elect to acquire the shares available to them, said shares shall be allocated on a pro rata basis to the stockholders who requested shares in addition to their pro rata allotment.

(d) Closing of Corporate or Stockholder Purchase. In the event the corporation and/or stockholders, other than the selling stockholder, elect to acquire any of the shares of the selling stockholder as specified in said selling stockholder’s notice, the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within thirty (30) days after the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation and/or its other stockholders shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

(e) Sale by Selling Stockholder. In the event the corporation and/or its other stockholders do not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within the thirty (30) day period following the expiration of the option rights granted to the corporation and other stockholders herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation and/or its other stockholders, in accordance with the provisions of paragraph (d) of this Section 9.1, provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer. Notwithstanding the foregoing, (i) unless and until the corporation and/or its other stockholders have elected not to purchase the shares, no stockholder shall enter into a legally binding obligation to sell, transfer or assign the shares to a third party, and (ii) the selling stockholder shall comply and abide by any confidentiality obligations it has with the corporation.

(f) Permitted Transactions. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

(1) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer;

(2) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw;

(3) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation;

(4) A stockholder’s transfer of any or all of such stockholder’s shares to a person who at the time of such transfer is an officer or director of the corporation;

(5) A corporate stockholder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

(6) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders;

(7) A transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners; or

(8) A distribution by INBONE Technologies, Inc. (“INBONE”) of the shares of Series 1 Common Stock held by INBONE to the stockholders of INBONE.

In any such case, the transferee, assignee or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

(g) Waiver of Right of First Refusal. The provisions of this bylaw may be waived with respect to any transfer either by the corporation upon duly authorized action of the Board of Directors, or by the stockholders upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

(h) Void Transfers. Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions and provisions of this bylaw are strictly observed and followed.

(i) Termination of Right of First Refusal. The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(1) Upon the date of (i) the consummation of the corporation’s first firm commitment underwritten public offering of its common stock registered under the Securities Act of 1933, as amended or (ii) the consummation of a Liquidation Event, as that term is defined in the Company’s Restated Certificate of Incorporation (as amended from time to time).

(j) Legends. The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

ARTICLE X

LOANS TO OFFICERS

10.1 The corporation may lend money to, or guarantee any obligation of or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XI

RECORDS AND REPORTS

11.1 The application and requirements of Section 1501 of the California General Corporation Law are hereby expressly waived to the fullest extent permitted thereunder.

CERTIFICATE OF SECRETARY OF

SI-BONE, INC.

The undersigned, Robert E. Johnson, hereby certifies that he is the duly elected and acting Secretary of SI-BONE, Inc., a Delaware corporation (the “Corporation”), and that the Bylaws attached hereto constitute the Second Amended and Restated Bylaws of said Corporation as duly adopted at a meeting of the Corporation’s Board of Directors on March 20, 2014.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 20th day of March, 2014.

/s/ Robert E. Johnson
Robert E. Johnson, Secretary